EXHIBIT 99.1


ACE MARKETING & PROMOTION'S PROXIMITY MARKETING(SM) WILL DELIVER EXCLUSIVE CONTENT DURING THE MACY'S THANKSGIVING DAY PARADE(R) BALLOON INFLATION AND AT MACY'S SANTALAND(R)AT MACY'S HERALD SQUARE VIA BLUETOOTH(R) & WI-FI; SPECTATORS ARE ASKED TO SET THEIR BLUETOOTH TO ALWAYS VISIBLE & DISCOVERABLE

VALLEY STREAM, NY--(Marketwire - November 24, 2009) - Ace Marketing & Promotions, Inc. (OTCBB: AMKT) -- today announces that the Company has partnered with Macy's for the 83nd Annual Macy's Thanksgiving Day Parade(R) Balloon Inflation and Macy's Santaland(R) at Macy's Herald Square. Ace and Macy's will offer exclusive content to spectators at these two world-famous events delivered via Bluetooth and Wi-Fi.

The interactive elements begin at Macy's Balloon Inflation the day before Thanksgiving, where over one million spectators gather to see the giant character balloons in the Parade come to life. Macy's Balloon Inflation takes place on Wednesday, November 25, 2009 and is open to the public from 3:00 p.m. to 10:00 p.m. When spectators enter the inflation area at 79th Street and Columbus Avenue, they will receive fun facts and behind-the-scenes info on the giant balloons being inflated on 77th and 81st Streets. To receive this unique content, users of over 1,300 compatible mobile devices, including iPhone users, can enable their devices to receive special messages comprised of unique Parade content, only available at Macy's Parade Inflation.

For tech novices, the following instructions will help in setting up the mobile device to receive this special content. Mobile users should turn their Bluetooth device "On" and Enable their Bluetooth Visibility to either "Discoverable" or "Always Visible" in the settings menu on their particular device. When entering the Inflation site or when visiting Macy's Santaland visitors with enabled Bluetooth devices will receive the following message -- "Do you want to receive a FREE download from Macy's Inflation? or Do you want to receive a FREE download from Macy's Santaland." When a user "accepts" the message, the FREE download immediately begins and is stored in the user's media folder. Because there is no network signal required, other than a detectable Bluetooth or Wi-Fi device, the content is truly FREE to the spectator.

"We are pleased to return this year to partner with Macy's on these world class events, stated Matt Gaines Chief Marketing Officer for Ace Marketing & Promotions Inc. "Our technology and our ultimate consumer continues to evolve only making it a better experience for everyone."

Michael Trepeta, President of Ace Marketing commented, "The consumer experience is at the heart of everything we do, our continued partnership with Macy's is a testament to what we have accomplished this past year in understanding and developing content for the mobile consumer."

"We are pleased to partner with Ace Marketing again this year to offer our spectators unique content at our world-famous Macy's Parade Balloon Inflation and magical Santaland experience," said Amy Kule, group vice president of Macy's Events and Partnership Marketing. "We are excited to offer fantastic new ways to engage our spectators with fun and interesting content that is geared specifically to the mobile generation."

ABOUT MACY'S THANKSGIVING DAY PARADE(R)
With more than 50 million viewers across the country and more than 3 1/2 million spectators lining up along the streets of New York City each year, the Macy's

Thanksgiving Day Parade is a national icon that has grown into a world-famous holiday event. For over 80 years, the Macy's Thanksgiving Day Parade has marked the official start of the holiday season. Growing in size and scale, the Parade proudly marches down a 2.5-mile route in New York City with over 10,000 participants in tow including Macy's employees, their families, celebrities, athletes, clowns and dance groups, all spreading holiday cheer. Featuring fabulous floats and America's best marching bands, the signature of the Parade continues to be the world-famous helium balloons. For more information on the Macy's Parade please visit www.macysparade.com or call the Parade hotline at
(212) 494-4495.

Orlando Veras
Macy's Media Relations
11 Penn Plaza, 11th Floor
New York, New York 10001
646-429-7450 office
646-206-3073 cell
Find Macy's Thanksgiving Day Parade press materials @WWW.MACYS.COM/PRESSROOM

ABOUT ACE MARKETING & PROMOTIONS INC (OTC BB:AMKT)
Ace Marketing & Promotions Inc., based in New York, is a full-service promotional marketing company offering a wide array of business solutions which include; Branding and Branded Merchandise, Mobile Marketing Solutions, Website Development, ACE CMS Platform, Print Solutions and Fulfillment. Ace Marketing & Promotions Inc. is a leader in Proximity Marketing(SM) with proprietary Bluetooth and Wi-Fi integrated technology that establishes the benchmark for how multimedia messages are being delivered. Established in 1998, the Company has built a successful, scalable business platform. Proximity Marketing(SM), Rockzimity, and Rockzimity Marketing are service marks of Ace Marketing & Promotions Inc. 2009. Ace's Corporate Overview is available at HTTP://WWW.ACEMARKETING.NET on the "About Us" tab. Ace has recently added several new revenue stream models. The long-term strategic plan is for Ace to find new opportunities while leveraging its core competencies. For a demo of Ace's Proximity Marketing you can visit HTTP://WWW.ACEMARKETINGDEMO.COM or http://www.proximitymarketingus.com. For additional information, a copy of Ace's Form 10-K and other exchange act filings can be obtained on the Internet by going to WWW.ACEMARKETING.NET, clicking on links and then clicking on SEC Filings.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995.

CERTAIN STATEMENTS IN THIS PRESS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCES OR ACHIEVEMENTS EXPRESS OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES INCLUDING, WITHOUT LIMITATION, CHANGES IN LEVELS OF COMPETITION, POSSIBLE LOSS OF CUSTOMERS, AND THE COMPANY'S ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL.

  Media Contact:

  Ace Marketing & Promotions, Inc.
  Legend Securities, Inc.
  Thomas Wagner
  800-385-5790 x152
  718-233-2600 x152
  twagner@legendsecuritiesinc.com
  --------------------------------